Bird Reports Revenue of $29.5 Million in First Quarter and Best First Quarter in Company History for Adjusted EBITDA • Consolidated gross margin improved by 15 points to 17% and Ride Profit Margin before vehicle depreciation improved by 17 points to 52% • Total operating expenses decreased 60% year-over-year; Adjusted Operating Expenses decreased 39% year-over- year • Net loss of $44.3 million • Adjusted EBITDA improved by $23.8 million to $(15.6) million from $(39.4) million in the prior year period • Reaffirmed 2023 guidance with Adjusted EBITDA of $15 to $20 million, and positive cash flow of $5 to $10 million (Miami, FL) – May 10, 2023 – Bird Global, Inc. (“Bird” or the “Company”) (NYSE: BRDS), a leader in environmentally friendly electric transportation, today announced financial results for the first quarter ended March 31, 2023 and reaffirmed guidance for 2023. Shane Torchiana, CEO of Bird, said, "We are starting to execute on our plan of reducing costs while remaining laser-focused on our mission to provide clean, equitable transportation alternatives in cities around the world. During the first quarter, we continued to improve gross margins, reduce operating expenses and cash usage, and won new city launches or program expansions in 20 cities including two leading US cities and one leading European city. This gives us increased confidence in our reaffirmed 2023 outlook." Mr. Torchiana continued, "Last year, we pulled out of many cities which provided revenue without a sightline to profit. We are capturing the impact from our new strategic initiatives and I remain optimistic about the growth opportunity ahead as our focus on cost discipline, asset efficiency, and a rightsized footprint leaves us well positioned to become a self-sustaining, free cash flow positive company." First Quarter Ended March 31, 2023 Financial Results • Consolidated gross margin, which is net of vehicle depreciation, as a percentage of revenue was 17%, representing a 15% percentage point increase compared to 2022 (“the prior year period”). • Gross margin was $5.1 million compared to $0.8 million in the prior year period. • Ride Profit (before Vehicle Depreciation) was $14.9 million compared to $10.1 million in the prior year period. Ride Profit (before Vehicle Depreciation) as a percentage of Bird’s core vehicle-sharing business (“Sharing”) revenue was 52% compared to 35% for the prior year period. • Cash flow from operations was $(21.7) million compared to $(42.6) million in the prior year period. Free Cash Flow improved to $(25.3) million compared to $(106.2) million in the prior year period. • Revenue was $29.5 million compared to $35.4 million in the same period in 2022 the year prior period. • Total operating expenses were $40.6 million, including $7.3 million of non-cash stock-based compensation expense. Adjusted Operating Expenses were $30.6 million, reflecting a decrease of 39% compared to the prior year period. • Net loss was $44.3 million compared to net income of $7.7 million in the prior year period. • Adjusted EBITDA narrowed to $(15.6) million compared to $(39.4) million in the prior year period. • Ended the fiscal quarter with total cash of $18 million, of which $13 million was unrestricted.

2023 Outlook

Continuing to focus on profitability and Free Cash Flow generation, the Company continues to expect:

- Adjusted Operating Expense of approximately $100 million;
- Adjusted EBITDA in the range of $15 to $20 million; and
- Positive cash flow of $5 to $10 million.

Michael Washinushi, CFO of Bird, commented, "I am pleased to share results today that reflect significant progress on our efforts to improve gross margins and implement our cost optimization initiatives. We continue to optimize spend and we are committed to achieving targeted 2023 Adjusted Operating Expenses of approximately $100 million, as well as our positive Adjusted EBITDA and Free Cash Flow goals." Mr. Washinushi continued, "As the seasonality in Q1 has a strong impact on cash flow, and we expect to return to positive cash flow over the next three quarters."

Key Financial Information and Metrics

Bird Global, Inc.

(In million, except percentages or as otherwise noted)

	Three Months Ended March 31,				
	2023		2022		% Change
Rides[1]		5.2		7.3	(29)%
Rides per Deployed Vehicles per Day[1]		0.9x		1.0x	(17)%
Deployed Vehicles (in thousands)[1]		67.6		78.9	(14)%
Revenue	$	29.5	$	35.4	(17)%
Gross margin	17	%	2	%	15 %
Sharing gross margin	16	%	—	%	16 %
Ride Profit Margin (before Vehicle Depreciation) [2]	52	%	35	%	18 %
Ride Profit Margin (after Vehicle Depreciation) [2]	18	%	4	%	14 %
Total operating expenses	$	40.6	$	100.2	(60)%
Adjusted Operating Expenses [2]	$	30.6	$	50.0	(39)%
Net loss	$	(44.3)	$	7.7	(672)%
Adjusted EBITDA [2]	$	(15.6)	$	(39.4)	60 %
Cash flows from operations	$	(21.7)	$	(42.6)	49 %
Free Cash Flow	$	(25.3)	$	(106.2)	76 %

(1) Rides, Rides per Deployed Vehicle per Day, and Deployed Vehicles reflect key financial metrics. See "Key Financial Metrics" for additional information.

(2) Ride Profit Margin, Adjusted Operating Expenses, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information on non-GAAP financial measures and the tables to this press release for a reconciliation to the most comparable GAAP measures.

Going Concern

The Company's ability to fund working capital, make capital expenditures, and service its debt will depend on its ability to generate cash from operating activities, which is subject to its future operating success, and obtain financing on reasonable terms, which is subject to factors beyond its control, including general economic, political, and financial market conditions.

The capital markets have in the past experienced, are currently experiencing, and may in the future experience, periods of volatility that could impact the availability and cost of equity and debt financing and there can be no assurances that such financing will be available to the Company on satisfactory terms, or at all. As of March 31, 2023, the Company had $12.8 million in unrestricted cash and cash equivalents which, without additional funding, will not be sufficient to meet the Company’s obligations within the next 12 months. If the Company is unable to raise additional capital and generate cash flows necessary to expand its operations and invest in continued innovation, it may not be able to compete successfully and may need to scale back or discontinue certain or all of its operations in order to reduce costs or seek bankruptcy protection, which would harm its business, financial condition, and results of operations. As such, these factors raise substantial doubt about the Company’s ability to continue as a going concern. Accordingly, the Company plans to continue to closely monitor its operating forecast, reduce its operating expenses, and pursue additional sources of outside capital. Along with this global footprint realignment, the Company is targeting additional reductions in its operating expenses. Conference Call Information A conference call to discuss the Company’s first quarter 2023 financial results and other business updates is scheduled for May 11, 2023, at 8:00 am Eastern time. Participants interested in participating in the call are invited to dial 1-877-407-0792, or join the live audio webcast available online at https://ir.bird.co. A recorded replay of the webcast will be available within two hours of the conclusion of the event and can be accessed online at https://ir.bird.co for 90 days. About Bird Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird’s cleaner, affordable, and on-demand mobility solutions are available in more than 350 cities, primarily across the United States, Canada, Europe, the Middle East, and Australia. We take a collaborative, community-first approach to micromobility. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there. Non-GAAP Financial Measures This press release contains "Ride Profit," "Ride Profit Margin," "Adjusted Operating Expenses," "Adjusted EBITDA," and "Free Cash Flow" which are measures that are not prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  “Ride Profit” reflects the profit generated from rides in our Sharing business after accounting for direct ride expenses, which primarily consist of payments to Fleet Managers. Other ride costs include payment processing fees, network infrastructure, and city permit fees. We calculate Ride Profit (i) before Vehicle Depreciation to illustrate the cash return and (ii) after Vehicle Depreciation to illustrate the impact of the evolution of our vehicles.  “Ride Profit Margin” is Ride Profit divided by the revenue we generate from our Sharing business. We use Ride Profit Margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that Ride Profit and Ride Profit Margin are useful indicators of the economics of our

Sharing business, as they exclude indirect unallocated expenses such as research and development, selling and marketing, and general and administrative expenses.  “Adjusted Operating Expenses” is a supplemental measure of operating expenses used to provide investors with additional information about the Company's business performance. We believe Adjusted Operating Expenses is useful in evaluating the operational costs of our business as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted Operating Expenses as total operating expenses, adjusted to exclude (i) depreciation and amortization associated with operating expenses, (ii) stock-based compensation expense, (iii) legal settlements and reserves, (iv) impairment of assets, and (v) other non-recurring, non-cash, or non-core items.  “Adjusted EBITDA” is a supplemental measure of operating performance used to inform management decisions for the business. We believe Adjusted EBITDA is useful in evaluating our performance on a relative basis to other comparable businesses as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted EBITDA as net profit or loss, adjusted to exclude (i) interest expense (income), net, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) vehicle count adjustments, (v) stock-based compensation expense, (vi) other income (expense), net, (vii) legal settlements and reserves, and (viii) other non-recurring, non-cash, or non-core items.  “Free Cash Flow” is a non-GAAP financial measure used by our management and board of directors as an important indicator of our liquidity, as it is an additional basis for assessing the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations related to the use of Free Cash Flow as an analytical tool, including: other companies may calculate Free Cash Flow differently, which reduces its usefulness as a comparative measure; Free Cash Flow does not reflect our future contractual commitments; and Free Cash Flow does not represent the total residual cash flow for a given period. We calculate Free Cash Flow as net cash provided by (used in) operating activities, adjusted to exclude capital expenditures, which consist of purchases of vehicles and property and equipment. There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from Ride Profit, Ride Profit Margin, Adjusted Operating Expenses, Adjusted EBITDA and Free Cash Flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables attached to this press release. Consistent with SEC regulations, we have not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to our GAAP financial measures in calculating the non-GAAP financial measures. Key Financial Metrics This press release also contains certain key business metrics which are used to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. We calculate “Rides” as the total number of paid and unpaid trips completed by customers of our Sharing business. Rides are seasonal to a certain degree. Deployed Vehicles” reflects the number of vehicles available to riders through our Sharing business. We calculate Deployed Vehicles on a pro-rata basis over a 24-hour period, wherein two vehicles deployed for a combined period of 24 hours equate to one Deployed Vehicles. “Rides per Deployed Vehicle per Day” ("RpD") reflects the rate at which our shared vehicles are utilized by riders. We calculate RpD as the total number of Rides divided by total Deployed Vehicles in our Sharing business each calendar day. Forward-Looking Statements This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, including those regarding our future financial performance and strategy, future operating results and financial condition, ability to achieve our self-sustainability goals, anticipated Adjusted Operating Expenses for full year 2023, anticipated Adjusted EBITDA for full year 2023, ability to achieve positive Free Cash Flow in 2023, and strategic objectives of our management are forward- looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward- looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond our control. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the “Risk Factors” section in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as our other filings with Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances. Investor Contact Investor@bird.co Media Contact Press@bird.co

Bird Global, Inc. Condensed Consolidated Balance Sheets (In thousands, except per share amounts and number of shares) March 31, December 31, 2023 2022 Assets Current assets: Cash and cash equivalents $ 12,841 $ 33,469 Restricted cash and cash equivalents—current 4,841 4,978 Accounts receivable, net 282 2,188 Inventory 1,361 1,535 Prepaid expenses and other current assets 14,664 22,615 Total current assets 33,989 64,785 Restricted cash and cash equivalents—non current 614 598 Vehicle deposits 45,319 48,783 Vehicles, net 94,113 100,088 Goodwill 29,437 — Other assets 10,285 11,402 Total assets 213,757 225,656 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable 20,403 20,235 Accrued expenses 28,310 33,413 Deferred revenue 44,732 47,820 Notes payable—current 19,500 22,200 Other current liabilities 11,036 10,950 Total current liabilities 123,981 134,618 Notes payable—non current 87,691 56,205 Derivative liabilities 3,269 1,892 Other liabilities 6,386 7,831 Total liabilities 221,327 200,546 Commitments and contingencies (Note 11) Stockholders’ Deficit Class A common stock, $0.0001 par value, 1,000,000,000 shares authorized, and 284,581,178 and 262,695,741 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively, and Class X common stock, $0.0001 par value, 50,000,000 shares authorized, 34,534,930 shares issued and outstanding as of March 31, 2023 and December 31, 2022 32 30 Additional paid-in capital 1,583,751 1,572,576 Accumulated other comprehensive loss (7,160) (7,621) Accumulated deficit (1,584,193) (1,539,875) Total stockholders’ (deficit) equity (7,570) 25,110 Total liabilities and stockholders’ equity $ 213,757 $ 225,656

Bird Global, Inc. Condensed Consolidated Statements of Operations (Unaudited,in thousands, except per share amounts and number of shares) Three Months Ended March 31, 2023 2022 Revenues: Revenues from sharing 28,517 30,176 Revenues from platform partner services 694 770 Revenues from product sales 326 4,429 Total revenues 29,537 35,375 Cost of revenues: Cost of sharing, exclusive of depreciation 14,080 21,161 Depreciation on sharing vehicles 9,835 8,940 Total cost of sharing 23,915 30,101 Cost of platform partner services 282 225 Total cost of platform partner services 282 225 Cost of product sales 255 4,229 Total cost of product sales 255 4,229 Total cost of revenues 24,452 34,555 Gross margin: Sharing 4,602 75 Platform partner services 412 545 Product sales 71 200 Total gross margin 5,085 820 Other operating expenses: (1) General and administrative 31,640 84,650 Selling and marketing 1,935 5,051 Research and development 6,979 10,513 Total operating expenses 40,554 100,214 Loss from operations (35,469) (99,394) Interest income 7 72 Interest expense (1,969) (1,473) Other (expense) income, net (5,979) 108,580 (Loss) income before income taxes (43,410) 7,785 Provision for income taxes 908 37 Net (loss) income (44,318) 7,748 Earnings (loss) per share Basic $ (0.14) $ 0.03 Diluted $ (0.14) $ 0.03 Weighted-average shares of common stock outstanding, basic and diluted Basic 316,240,215 269,825,019 Diluted 316,240,215 280,949,068 (1) Includes stock-based compensation expense

Bird Global, Inc. Condensed Consolidated Statements of Cash Flows (In thousands, except per share amounts and number of shares) March 31, 2023 2022 Cash flows from operating activities Net (loss) income $ (44,318) $ 7,748 Adjustments to reconcile net loss to net cash used in operating activities: Mark-to-market adjustments of derivative liabilities and fair valued convertible notes 6,134 (108,646) Depreciation and amortization 10,225 9,512 Non-cash vehicle expenses 680 2,557 Stock-based compensation expense 7,280 48,704 Amortization of debt issuance costs and discounts 574 352 Bad debt expense 65 20 Other 1,642 278 Changes in assets and liabilities: Accounts receivable 1,937 (1,509) Inventory 473 3,323 Prepaid expenses and other current assets 1,982 (13,814) Other assets 1,358 63 Accounts payable (93) 3,329 Deferred revenue (4,988) 2,129 Accrued expenses and other current liabilities (1,184) 3,952 Other liabilities (3,436) (563) Net cash used in operating activities (21,669) (42,565) Cash flows from investing activities Purchases of property and equipment (96) (251) Purchases of vehicles (3,506) (63,364) Net cash used in investing activities (3,602) (63,615) Cash flows from financing activities Proceeds from borrowings, net of issuance costs — 23,716 Proceeds from issuance of convertible debt, net of issuance costs 8,732 — Proceeds for the issuance of common stock 204 169 Payments for taxes related to net share settlement (4) (1,903) Payment for settlement of debt (5,700) (4,353) Proceeds from issuance of convertible debt from Bird Canada acquisition 994 0 Net cash provided by financing activities 4,226 17,629 Effect of exchange rate changes on cash 296 (1,003) Net decrease in cash and cash equivalents and restricted cash and cash equivalents (20,749) (89,554) Cash and cash equivalents and restricted cash and cash equivalents Beginning of period 39,045 159,901 End of period $ 18,296 $ 70,347 Components of cash and cash equivalents and restricted cash and cash equivalents Cash and cash equivalents 12,841 35,026 Restricted cash and cash equivalents 5,455 35,321 Total cash and cash equivalents and restricted cash and cash equivalents $ 18,296 $ 70,347

Bird Global, Inc. Calculations of Key Metrics and GAAP to Non-GAAP Reconciliations (In millions, except as otherwise noted) Reconciliation of Adjusted EBITDA to Net Income (Loss) Three Months Ended March 31 2023 2022 (in millions) Net (loss) income (44.3) 7.7 Interest income — (0.1) Interest expense 2.0 1.5 Provision for income taxes 0.9 — Depreciation and amortization 10.2 9.8 Vehicle count adjustments 0.1 0.6 Stock-based compensation expense 7.3 48.7 Other (expense) income, net 6.0 (108.6) Legal settlements and reserves 0.3 0.9 Other non-recurring, non-cash, or non-core items (1) 2.0 — Adjusted EBITDA (15.6) (39.4) (1) Consists primarily of $ 2.0 million of restructuring costs for the three months ended March 31, 2023.

Reconciliation of Free Cash Flow to Cash Flow from Operations

	Three Months Ended March 31	
(in millions)	2023	2022
Net cash used in operating activities	$ (21.7)	$ (42.6)
Capital Expenditures[1]	$ (3.6)	$ (63.6)
Free Cash Flow	$ (25.3)	$ (106.2)

(1) Capital expenditures were primarily made up of purchases of vehicles, which were $3.5 million and $63.4 million for the three months ended March 31, 2023 and 2022.

Reconciliation of Ride Profit to Gross Margin

	Three Months Ended March 31	
(in millions)	2023	2022
Gross margin	5.1	0.8
Vehicle depreciation	9.8	9.2
Vehicle count adjustments [1]	0.1	0.6
Product Sales division [2]	(0.1)	(0.2)
Ride Profit (before Vehicle Depreciation)	14.9	10.4
Vehicle depreciation	(9.8)	(9.2)
Ride Profit (after Vehicle Depreciation)	5.1	1.2

(1) We exclude vehicle count adjustments as these are adjustments made based on results of physical inventory counts, which are non-cash in nature.

(2) We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners.

Reconciliation of Ride Profit Margin to Sharing Revenue

	Three Months Ended March 31	
(in millions, unless otherwise noted)	2023	2022
Sharing Revenue	$ 28.5	$ 30.2
Ride Profit Margin % (before Vehicle Depreciation)	52 %	34 %
Ride Profit Margin % (after Vehicle Depreciation)	18 %	4 %

Reconciliation of Adjusted Operating Expenses to Total Operating Expenses Three Months Ended March 31 2023 2022 (in millions, except as otherwise noted) Total operating expenses $ 40.6 $ 100.2 Depreciation and amortization (1) (0.4) (0.6) Stock-based compensation expense (7.3) (48.7) Legal settlements and reserves (0.3) (0.9) Other non-recurring, non-cash, and non-core (2.0) — Adjusted Operating Expenses $ 30.6 $ 50.0 % of Revenue 104% 141% (1) Depreciation and amortization is comprised of property and equipment depreciation and intangible asset amortization, which is part of total operating expenses.